UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 17, 2014

ACTAVIS PLC

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of principal executive offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2014, in Dublin, Ireland, Actavis plc (the “Company” or “Actavis”) convened an extraordinary general meeting of its shareholders (the “Actavis EGM”), relating to the issuance of Actavis ordinary shares in connection with the Company’s pending acquisition of Forest Laboratories, Inc. (“Forest”). The acquisition of Forest will be effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated February 17, 2014, by and among Actavis, Forest, Tango US Holdings Inc., a Delaware corporation, Tango Merger Sub 1 LLC, a Delaware limited liability company (“Merger Sub 1”), and Tango Merger Sub 2 LLC, a Delaware limited liability company (“Merger Sub 2”). Pursuant to the Merger Agreement, Actavis will acquire Forest in a series of merger transactions. Merger Sub 1 will merge with and into Forest (the “First Merger”) and, immediately following the First Merger, Forest will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company. The Actavis EGM was called to vote on the following proposals:

(1)	Approval of Actavis Share Issuance Proposal (the “Actavis Share Issuance Proposal”). To approve the issuance of ordinary shares pursuant to the Merger Agreement.

(2)	Adjournment Proposal. Proposal to approve any motion to adjourn the Actavis EGM, or any adjournments thereof, to another time or place if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the Actavis EGM to approve the Actavis Share Issuance Proposal.

There were 174,458,674 ordinary shares of the Company outstanding as of the May 2, 2014 record date for the Actavis EGM and a quorum was present. The final voting results are as follows:

Proposal 1:

	For	Against	Abstain	Broker Non- Votes
Approval of Actavis Share Issuance Proposal	143,245,839	183,875	548,747	(0)

At the Actavis EGM, shareholders of the Company approved Proposal 1, with 99.48% of the votes cast, either in person or represented by proxy, voting “FOR” the Actavis Share Issuance Proposal.

Proposal 2: At the Actavis EGM, Proposal 2 was not submitted to a vote of Actavis’ shareholders and was not voted upon because there were sufficient proxies at the time of the Actavis EGM voting in favor of Proposal 1 (the Actavis Share Issuance Proposal).

Item 8.01. Other Events.

On June 17, 2014, the Company and Forest issued a joint press release announcing (i) the results of the Actavis EGM and (ii) the results of the special meeting of stockholders of Forest held on June 17, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	List of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release, dated June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTAVIS PLC

By:	/s/ David A. Buchen
Name:	David A. Buchen
Title:	Chief Legal Officer – Global and Secretary

Date: June 17, 2014

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release, dated June 17, 2014.